Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-84558 of Kohl’s Department Stores, Inc. on Form S-8 of our report dated July 22, 2008, appearing in this Annual Report on Form 11-K of Kohl’s Department Store, Inc. Savings Plan for the year ended February 2, 2008.

/s/ VIRCHOW KRAUSE & COMPANY, LLC

Milwaukee, Wisconsin
July 22, 2008